Phillip Talamo, Investor Relations 212.969.2383 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 pr@alliancebernstein.com

News Release

AllianceBernstein Holding L.P. Announces First Quarter Diluted Net Income of $0.91 per Unit
and Declares a $0.91 per Unit Cash Distribution

Full Year 2007 Earnings Estimated at $4.65 - $5.00 per Unit

New York, NY, April 25, 2007– AllianceBernstein Holding L.P. (“AllianceBernstein Holding”) (NYSE: AB) and AllianceBernstein L.P. (“AllianceBernstein”) today reported financial and operating results for the quarter ended March 31, 2007.

AllianceBernstein Holding (The Publicly Traded Partnership):
•	Diluted net income per Unit for the quarter ended March 31, 2007 was $0.91, an increase of 16.7% from $0.78 for the same period in 2006.

•
Distribution per Unit for the first quarter of 2007 will be $0.91, an increase of 16.7% from $0.78 for the same period in 2006.  The distribution is payable on May 17, 2007 to holders of AllianceBernstein Holding Units as of the close of business on May 7, 2007.

AllianceBernstein (The Operating Partnership):
•	Assets Under Management (AUM) at March 31, 2007 were $741.7 billion, a 20.1% increase from a year ago, due to market appreciation and net inflows across all distribution channels.

•
Net inflows(1) for the three months ended March 31, 2007 were $13.3 billion, consisting of Institutional Investments net inflows of $6.3 billion, Retail net inflows of $3.4 billion and Private Client net inflows of $3.6 billion.

•	Net inflows(1) for the twelve months ended March 31, 2007 were $49.1 billion, consisting of Institutional Investments net inflows of $28.0 billion, Retail net inflows of $11.9 billion and Private

 (1)  Excludes acquisition of Hong Kong joint venture interest, and transfers of certain client accounts among distribution channels resulting from changes in how these accounts are serviced by the firm.

“Relative investment results for clients were generally undistinguished for the first quarter as most equity services performed below benchmarks while fixed income modestly outperformed.  Hedge funds were a noteworthy exception, with a number of services performing well,” said Lewis Sanders, Chairman and Chief Executive Officer.

“Organic growth continued to track at a high single digit annual rate with all three distribution channels contributing to this result, including a particularly strong showing in our private client unit. Growth in the U.S. retail channel was also solid and the backlog of newly won, but not yet funded, institutional mandates remains substantial.

“Global and International services once again paced our growth, ending the quarter at 56% of total assets under management. Hedge fund services continued their rapid expansion as well, with AUM increasing by 23% during the first quarter to approximately $9 billion.

 “Overall, the company’s first quarter 2007 financial performance was good, with net revenues growing by 16.6% and net income for the holding company expanding by 19.8%.  Earnings for the quarter were negatively impacted by approximately $0.04 per unit, primarily the result of unusually high severance and employee-related legal costs as well as a true-up of the costs associated with the class action recovery error that we previously disclosed.

“As discussed in earlier communications, the company’s earnings are becoming more seasonal, owing primarily to the growing pool of assets under management with performance fee arrangements and other factors affecting expense ratios.  To clarify this point, we believe it appropriate to provide full year earnings guidance.  We currently estimate that full year 2007 earnings at the holding company level will be approximately $4.65 - $5.00 per Unit, with the fourth quarter accounting for a disproportionate share of the total.  This estimate assumes net asset inflows continuing at levels similar to recent rates, and equity and fixed income market returns at annual rates of 8% and 5%, respectively, for the balance of the year.  It is important to stress that the firm’s earnings are subject to considerable uncertainty including, but not limited to, capital market volatility, which can be amplified by the aforementioned increase in assets under management subject to performance fee arrangements.  Earnings guidance should be evaluated in this context.”

In conclusion, Mr. Sanders noted, “As always, continued strength in the firm’s financial performance is dependent on satisfying the goals and needs of our clients, as measured by superior investment returns and service, the achievement of which remains the primary focus of every employee.”

www.alliancebernstein.com

CONFERENCE CALL INFORMATION RELATING TO FIRST QUARTER 2007 RESULTS
APRIL 25, 2007 AT 5:00 P.M. (Eastern Daylight Time)

AllianceBernstein’s management will review first quarter 2007 financial and operating results on Wednesday, April 25, 2007, during a conference call beginning at 5:00 p.m. (EDT), following the release of its financial results after the close of the New York Stock Exchange.  The conference call will be hosted by Lewis A. Sanders, Chairman and Chief Executive Officer, and Gerald M. Lieberman, President and Chief Operating Officer.

Parties may access the conference call by either webcast or telephone:

1.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com/investorrelations at least fifteen minutes prior to the call to download and install any necessary audio software.

2.	To listen by telephone, please dial (866) 935-4839 in the U.S. or (212) 729-5023 outside the U.S., 10 minutes before the 5:00 p.m. (EDT) scheduled start time. The conference ID# is 8666417.

The presentation slides that will be reviewed during the conference call are expected to be available at the above web address shortly after the release of first quarter 2007 financial results on April 25, 2007.

An audio replay of the conference call will be made available for one week beginning at approximately 7:00 p.m. (EDT) on April 25, 2007. In the U.S., please call (877) 519-4471 or, outside the U.S., call (973) 341-3080, and provide the conference ID# 8666417.  The replay will also be available via webcast on AllianceBernstein’s website for one week.

About AllianceBernstein
AllianceBernstein L.P. ("AllianceBernstein") is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide.  AllianceBernstein is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.  Through its subsidiary, Sanford C. Bernstein & Co., LLC, AllianceBernstein provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At March 31, 2007, AllianceBernstein Holding L.P. (“Holding”) owned approximately 33.2% of the issued and outstanding AllianceBernstein Units.  AXA Financial was the beneficial owner of approximately 62.9% of the AllianceBernstein Units at March 31, 2007 (including those held indirectly through its ownership of approximately 1.7% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 63.3% economic interest in AllianceBernstein.  AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

www.alliancebernstein.com

Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance we achieve for our clients, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  We caution readers to carefully consider our forward-looking statements in light of these factors.  Further, these forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item 1A of Form 10-K for the year ended December 31, 2006.  Any or all of the forward-looking statements that we make in Form 10-K, this news release, or any other public statements we issue may turn out to be wrong. Of course, factors other than those listed in “Risk Factors” could also adversely affect our revenues, financial condition, results of operations, and business prospects.

The forward-looking statements we make in this news release include estimated earnings guidance and related assumptions provided for full year 2007.  The earnings guidance is based on a number of assumptions, including, but not limited to, the following:  net inflows of client assets under management continuing at levels similar to recent rates, and equity and fixed income market returns at annual rates of 8% and 5%, respectively, for the balance of the year.  Net inflows of client assets are subject to domestic and international securities market conditions, competitive factors, and relative performance, each of which may have a negative effect on net inflows; capital market performance is inherently unpredictable.  In view of these factors, and particularly given the volatility of capital markets (and the effect of such volatility on performance fees and the value of investments in respect of incentive compensation) and the difficulty of predicting client asset inflows and outflows, our earnings estimates should not be relied on as predictions of actual performance, but only as estimates based on assumptions, which may or may not be correct.  There can be no assurance that we will be able to meet the investment and service goals and needs of our clients or that, even if we do, it will have a positive effect on the company’s financial performance.

www.alliancebernstein.com

ALLIANCEBERNSTEIN L.P.
(THE OPERATING PARTNERSHIP)
SUMMARY CONSOLIDATED STATEMENTS OF INCOME
(unaudited, $ thousands)

	Three Months Ended
	3/31/07	3/31/06
Revenues:
Investment Advisory & Services Fees	$775,487	$626,719
Distribution Revenues	112,210	102,830
Institutional Research Services	98,956	95,767
Dividend and Interest Income	68,309	55,328
Investment Gains (Losses)	9,554	26,229
Other Revenues	33,875	33,554
Total Revenues	1,098,391	940,427
Less: Interest Expense	54,055	44,759
Net Revenues	1,044,336	895,668

Expenses:
Employee Compensation & Benefits	440,525	370,347
Promotion & Servicing:
Distribution Plan Payments	77,710	71,045
Amortization of Deferred Sales Commissions	24,715	26,381
Other	58,529	48,865
General & Administrative	143,767	126,607
Interest on Borrowings	7,482	7,431
Amortization of Intangible Assets	5,179	5,175
	757,907	655,851

Operating Income	286,429	239,817
Non-Operating Income	4,199	3,451

Income before Income Taxes	290,628	243,268

Income Taxes	22,927	15,695

NET INCOME	$267,701	$227,573

Operating Income Margin	27.4%	26.8%

www.alliancebernstein.com

ALLIANCEBERNSTEIN HOLDING L.P.
(THE PUBLICLY TRADED PARTNERSHIP)
SUMMARY STATEMENTS OF INCOME
(unaudited, $ thousands except per unit amounts)

	Three Months Ended
	3/31/07	3/31/06

Equity in Earnings of Operating Partnership	$87,834	$73,164

Income Taxes	9,309	7,605

NET INCOME	78,525	65,559

Additional Equity in Earnings of Operating Partnership (1)	1,269	1,175

NET INCOME - Diluted (2)	$79,794	$66,734

DILUTED NET INCOME PER UNIT	$0.91	$0.78

DISTRIBUTION PER UNIT	$0.91	$0.78

(1) To reflect higher ownership in the Operating Partnership resulting from application of the treasury stock method to outstanding options.
(2) For calculation of Diluted Net Income per Unit.

ALLIANCEBERNSTEIN AND ALLIANCEBERNSTEIN HOLDING
UNITS OUTSTANDING AND WEIGHTED AVERAGE UNITS OUTSTANDING
MARCH 31, 2007

		Weighted Average Units Three Months Ended
	Period End Units	Basic	Diluted

AllianceBernstein	259,553,209	259,337,498	261,439,879

AllianceBernstein Holding	86,159,366	85,943,655	88,046,036

www.alliancebernstein.com

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
THREE MONTHS ENDED MARCH 31, 2007
($ millions)

	Institutional Investments	Retail	Private Client	Total

Beginning of Period	$455,069	$166,928	$94,898	$716,895

Sales/New accounts	19,320	12,906	5,873	38,099
Redemptions/Terminations	(8,041)	(9,429)	(1,027)	(18,497)
Cash flow	(4,959)	187	(1,203)	(5,975)
Unreinvested dividends	-	(253)	(90)	(343)
Net inflows	6,320	3,411	3,553	13,284

Transfers (1)	(694)	-	694	-

Market appreciation	7,663	2,659	1,194	11,516

End of Period	$468,358	$172,998	$100,339	$741,695

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
TWELVE MONTHS ENDED MARCH 31, 2007
($ millions)

	Institutional		Private
	Investments	Retail	Client	Total

Beginning of Period	$389,917	$145,919	$81,739	$617,575

Sales/New accounts	61,948	46,042	16,348	124,338
Redemptions/Terminations	(23,865)	(33,066)	(3,216)	(60,147)
Cash flow	(10,078)	(26)	(3,431)	(13,535)
Unreinvested dividends	(1)	(1,111)	(464)	(1,576)
Net inflows	28,004	11,839	9,237	49,080

Acquisition (2)	321	92	-	413
Transfers (1)	(694)	-	694	-

Market appreciation	50,810	15,148	8,669	74,627

End of Period	$468,358	$172,998	$100,339	$741,695

(1) Transfer of certain client accounts were made among distribution channels resulting from changes in how these accounts are serviced by the firm.
(2) Acquisition of Hong Kong joint venture interest.

www.alliancebernstein.com

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY INVESTMENT SERVICE
AT MARCH 31, 2007
($ millions)

	Institutional Investments	Retail	Private Client	Total
Equity:
Value
U.S.	$54,891	$35,522	$26,181	$116,594
Global & International	167,224	45,604	22,742	235,570
	222,115	81,126	48,923	352,164
Growth
U.S.	33,688	26,497	13,795	73,980
Global & International	71,220	20,275	10,430	101,925
	104,908	46,772	24,225	175,905

Total Equity	327,023	127,898	73,148	528,069

Fixed Income:
U.S.	74,300	11,365	26,654	112,319
Global & International	41,329	28,866	448	70,643
	115,629	40,231	27,102	182,962

Index/Structured:
U.S.	19,878	4,869	80	24,827
Global & International	5,828	-	9	5,837
	25,706	4,869	89	30,664

Total:
U.S.	182,757	78,253	66,710	327,720
Global & International	285,601	94,745	33,629	413,975
	$468,358	$172,998	$100,339	$741,695

www.alliancebernstein.com

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
($ millions)

	Three Month Period		Twelve Month Period
	3/31/07	3/31/06	3/31/07	3/31/06

Ending Assets Under Management	$741,695	$617,575	$741,695	$617,575

Average Assets Under Management	$726,747	$602,654	$671,506	$557,730

ALLIANCEBERNSTEIN L.P.
ASSETS UNDER MANAGEMENT
BY CLIENT DOMICILE
AT MARCH 31, 2007
($ millions)

	Institutional Investments	Retail	Private Client	Total

U. S. Clients	$241,619	$131,076	$96,959	$469,654
Non-U.S. Clients	226,739	41,922	3,380	272,041
	$468,358	$172,998	$100,339	$741,695

www.alliancebernstein.com